Exhibit 2.3

BYLAWS

OF

HOUSE HACK, INC.

(a Wyoming corporation)

ARTICLE I

OFFICES

1.1            Registered Office. The registered office of House Hack, Inc. (the “Corporation”) in the State of Wyoming shall be located at Cogency Global Inc., 1912 Capitol Avenue, Suite 500, Cheyenne, Wyoming 82001.

1.2            Other Offices. The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Wyoming as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1            Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Wyoming as may be designated from time to time by the Board of Directors or the President of the Corporation.

2.2            Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors at the time and place to be fixed by the Board of Directors and stated in the notice of the meeting.

2.3            Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors or the President or the holders of record of not less than ten percent (10%) of all shares entitled to vote at the meeting, for any purpose or purposes prescribed in the notice of the meeting and shall be held at such place, on such date and at such time as the Board of Directors may fix. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

2.4            Notice of Meetings. Written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required by law (meaning here and hereafter, as required from time to time by the Wyoming Business Corporation Act, as amended from time to time or the Articles of Incorporation). The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

2.5            Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order for each class of stock and showing the mailing address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any such stockholder, for any purpose germane to the meeting, for a period of at least ten (l0) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, (b) during ordinary business hours at the principal place of business of the Corporation, or (c) in any other manner provided by law. If the meeting is to be held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to the stockholders who are entitled to examine the list required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

2.6            Quorum. Except as otherwise provided by law or these Bylaws, the holders of a majority of the shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Where a separate class vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

2.7            Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the chairman of the meeting or, in the absence of such person, by any officer entitled to preside at or to act as secretary of such meeting, or by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if the Board of Directors fixes a new record date for determining the stockholders entitled to vote at the adjourned meeting in accordance with Section 5.5, written notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

2.8            Voting and Proxies. Each stockholder holding voting stock shall have one (1) vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or in the Articles of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize any other person or persons to vote or act for such stockholder by a written proxy executed by the stockholder or the stockholder’s authorized agent or by an electronic transmission permitted by law and delivered to the Secretary of the Corporation. Any copy, facsimile transmission or other reliable reproduction of the writing or electronic transmission created pursuant to this section may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

2.9            Action at Meeting. At any meeting of stockholders for the election of one or more directors at which a quorum is present, the election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. All other matters shall be determined by a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of the shares of each such class present in person or represented by proxy and entitled to vote on the matter shall decide such matter), provided that a quorum is present, except when a different vote is required by express provision of law, the Articles of Incorporation or these Bylaws.

All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or such stockholder’s proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one (1) or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

2.10          Conduct of Business. At every meeting of the stockholders, the President, or, in his absence, such other person as may be appointed by the Board of Directors, shall act as chairman. The Secretary of the Corporation or a person designated by the chairman of the meeting shall act as secretary of the meeting. Unless otherwise approved by the chairman of the meeting, attendance at the stockholders’ meeting is restricted to stockholders of record, persons authorized in accordance with Section 2.8 of these Bylaws to act by proxy, and officers of the Corporation. The chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the chairman’s discretion, the business of the meeting may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

2.11          Stockholder Action Without Meeting. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Prompt notice of the taking of a corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

An electronic transmission consenting to an action to be taken and transmitted by a stockholder, or by a proxy holder or other person authorized to act for a stockholder, shall be deemed to be written, signed and dated for the purpose of this Section 2.11, provided that such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or by a person authorized to act for the stockholder and (ii) the date on which such stockholder or authorized person transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Wyoming, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded.

2.12          Meetings by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

BOARD OF DIRECTORS

3.1            General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

3.2            Number and Term of Office. The number of directors shall initially be five (5) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). All directors shall hold office until the next annual meeting of stockholders and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

3.3            Vacancies and Newly Created Directorships. Subject to the special rights of the holders of any class or series of stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.4            Resignation. Any director may resign by delivering notice in writing or by electronic transmission to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

3.5            Removal. Subject to the special rights of the holders of any class or series of stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, by the sole remaining director, or by the stockholders at the next annual meeting or at a special meeting called in accordance with Section 2.3 above. Directors so chosen shall hold office until the next annual meeting of stockholders.

3.6            Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Wyoming, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

3.7            Special Meetings. Special meetings of the Board of Directors may be called by the President or two (2) or more directors (or one (1) director, if there is only one director then serving on the Board of Directors) and may be held at any time and place, within or without the State of Wyoming.

3.8            Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one (1) of the directors calling the meeting. Notice shall be duly given to each director by whom it is not waived by (i) giving notice to such director in person or by telephone, electronic transmission or voice message system at least twenty-four (24) hours in advance of the meeting, (ii) sending a facsimile to such director’s last known facsimile number, or delivering written notice by hand, to such director’s last known business or home address at least twenty-four (24) hours in advance of the meeting, or (iii) mailing written notice to such director’s last known business or home address at least three (3) days in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.9            Participation in Meetings by Telephone Conference Calls or Other Methods of Communication. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

3.10          Quorum. A majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.

3.11          Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or these Bylaws.

3.12          Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.13          Committees. The Board of Directors may designate one (l) or more committees, each committee to consist of one (1) or more of the directors of the Corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one (1)  or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of by the Wyoming Business Corporation Act, as amended from time to time, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules  for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

3.14          Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

3.15          Nomination of Director Candidates. Nominations for the election of Directors may be made by (i) the Board of Directors or a duly authorized committee thereof, or (ii) any stockholder entitled to vote in the election of Directors.

ARTICLE IV

OFFICERS

4.1            Enumeration. The officers of the Corporation shall consist of a President, a Secretary and such other officers with such other titles as the Board of Directors shall determine, including, at the discretion of the Board of Directors, a Chairman of the Board, a Treasurer and one (1) or more Vice Presidents. The Board of Directors may appoint such other officers as it may deem appropriate.

4.2            Election. Officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Officers may be appointed by the Board of Directors at any other meeting.

4.3            Qualification. No officer need be a stockholder. Any two (2) or more offices may be held by the same person.

4.4            Tenure. Except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the vote appointing such officer, or until such officer’s earlier death, resignation or removal.

4.5            Resignation and Removal. Any officer may resign by delivering such officer’s written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors.

4.6            President. The President shall, subject to the direction of the Board of Directors, have responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated to the President by the Board of Directors. The President shall have power to sign stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

4.7            Secretary. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to keep a record of the proceedings of all meetings of stockholders and the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents. In the absence of the Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

4.8            Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

4.9            Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE V

CAPITAL STOCK

5.1            Issuance of Stock. Subject to the provisions of the Articles of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

5.2            Classes of Stock. The Corporation shall initially have two classes of Common Stock. One class shall constitute Voting Common Stock and each share shall have the right to vote on all matters on which stockholders are entitled to vote under the Articles of Incorporation and Bylaws of the Corporation or under the Wyoming Business Corporation Act. One class shall constitute Non-Voting Common Stock and each share shall have no voting rights on any matter, except and only to the extent required by the Wyoming Business Corporation Act, as amended from time to time. The Board of Directors of the Corporation may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock. If shares of one class or series of stock are classified or reclassified into shares of another class or series of stock, the number of authorized shares of the former class or series shall be automatically decreased and the number of shares of the latter class or series shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes and series that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.

5.3            Certificates of Stock; Uncertified Shares. Shares of stock of the Corporation shall be uncertificated, as provided under the Wyoming Business Corporation Act, as amended from time to time. Shares of stock of the Corporation shall be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation.

5.4            Transfers. Except as otherwise established by rules  and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require or, in the case of uncertificated shares, compliance with appropriate procedures for the transfer of shares in uncertificated form. Except as may be otherwise required by law or these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

5.5            Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

5.6            Record Date. The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, concession or exchange of stock, or for the purpose of any other lawful action. Such record date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than sixty (60) nor less than ten (10)  days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VI

GENERAL PROVISIONS

6.1            Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

6.2            Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

6.3            Waiver of Notice. Whenever any notice whatsoever is required to be given by law or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by electronic transmission or any other method permitted under by the Wyoming Business Corporation Act, as amended from time to time, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

6.4            Actions with Respect to Securities of Other Corporations. Except as the Board of Directors may otherwise designate the President or any officer of the Corporation authorized by the President shall have the power to vote and otherwise act on behalf of the Corporation, in person or proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this Corporation (with or without power of substitution) at any meeting of stockholders or shareholders (or with respect to any action of stockholders) of any other corporation or organization, the securities of which may be held by this Corporation and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of this Corporation’s ownership of securities in such other Corporation or other organization.

6.5            Evidence of Authority. A certificate by the Secretary or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

6.6            Articles of Incorporation. All references in these Bylaws to the Articles of Incorporation shall be deemed to refer to the Articles of Incorporation of the Corporation, as amended and in effect from time to time.

6.7            Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

6.8            Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in by the Wyoming Business Corporation Act, as amended from time to time. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at such stockholder’s, director’s, officer’s, employee’s or agent’s last known physical or email address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails. Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given: (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; (iv) if by any other form of electronic transmission, when directed to the stockholder; and (v) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

6.9            Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of such director’s, committee member’s or officer’s duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

6.10          Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

6.11          Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE VII

AMENDMENTS

7.1            By the Board of Directors. Except as is otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

7.2            By the Stockholders. Except as otherwise set forth in these Bylaws, these Bylaws may also be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of capital stock of the Corporation issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class. Such vote may be held at any annual meeting of stockholders, or at any special meeting of stockholders, provided that notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

8.1            Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that such person or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another Corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Wyoming Business Corporation Act, as amended from time to time, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such director’s or officer’s heirs, executors and administrators; provided, however, that except as provided in Section 8.2 of this Article VIII, the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under by the Wyoming Business Corporation Act, as amended from time to time, or (d) the proceeding (or part thereof) is brought to establish or enforce a right to indemnification or advancement under an indemnity agreement or any other statute or law or otherwise as required under by the Wyoming Business Corporation Act, as amended from time to time. The rights hereunder shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the Corporation in such director’s or officer’s capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this Article VIII or otherwise.

8.2            Right of Claimant to Bring Suit. If a claim under Section 8.1 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, or twenty (20) days in the case of a claim for advancement of expenses, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under by the Wyoming Business Corporation Act, as amended from time to time for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in by the Wyoming Business Corporation Act, as amended from time to time, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal that the indemnitee has not met any applicable standard for indemnification set forth in by the Wyoming Business Corporation Act, as amended from time to time. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, shall be on the Corporation.

8.3            Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.

8.4            Non-Exclusivity of Rights. The rights conferred on any person in this Article VIII shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

8.5            Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VIII.

8.6            Insurance. The Corporation may maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under by the Wyoming Business Corporation Act, as amended from time to time.

8.7            Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VIII shall not adversely affect any right or protection of an indemnitee or such indemnitee’s successor existing at the time of such amendment, repeal or modification.